UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
BRAZE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Braze, Inc.
330 West 34th Street, Floor 18
New York, New York 10001
Dear Stockholders:
This has been a transformative year at Braze for many reasons, not least because you, as stockholders, have become part of the larger Braze family. Thank you for investing in our shared future.
The seed for Braze was planted at the dawn of the smartphone revolution, and our subsequent growth was driven by the wide-scale adoption of mobile technology that followed. In the eleven years since our founding, each of us has welcomed mobile devices into our lives and integrated them into nearly every aspect of our daily experience. When we started Braze, my co-founders and I shared a dual conviction about the change that mobile was catalyzing: first, that fast-growing new businesses would be born and built to be mobile first, and second, that generations-old brands would be driven by changing consumer behavior to transform the way they deliver products and services.
Our goal was to use advanced backend technology paired with mobile computing and communication to drive a customer engagement engine that would create long-lasting value for businesses of all kinds. To make that happen, we asked these businesses to trust us with their most valuable asset—their customer relationships. The Braze platform uses modern software architectures and approaches to enable companies to better understand the unique context of their customer base. We then act on those insights by delivering personalized experiences that create deeper connections between people and the brands they love.
Today, the validity of our early convictions is being affirmed not only by our financial results, but also by the depth of our relationships with a diverse range of Braze stakeholders, including:
•	the investment community as it increasingly values technologies based on our foundational assumptions;
•	our ecosystem of technology and solutions partners that continues to expand; and
•	a growing global community of hands-on practitioners who are transforming customer experience through their skill and creativity.
Most importantly, our customers are investing in and strengthening the relationships with their customers through the adoption of modern customer engagement practices powered by Braze. We help companies of many sizes and across industries unlock the value of their first-party data, and Braze stream processing enables the creation of customer experiences with the real-time relevance consumers expect. Our no-code customer journey development tool, Canvas, gives interdisciplinary teams the ability to imagine, create, and evolve messaging programs of all kinds, multiplying the integration efforts employed by product and engineering teams. Braze technology simultaneously powers creative effectiveness for marketers while enabling product and data engineers to be more productive in their respective crafts.
As the customer engagement platform category matures, the leadership team at Braze remains committed to continuous improvement in the creation of long-lasting value for businesses of all kinds. We are excited for the opportunities ahead as we endeavor to deliver strong results for our communities and drive value for you, our stockholders, while also investing directly in our customers’ business success.
At this time, I am pleased to invite you to attend the Braze Annual Meeting of Stockholders to be held on Friday, June 30, 2022 at 2 p.m. Eastern Time. Our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast. By hosting our meeting virtually, we are able to expand access, improve communication and lower costs. This approach also enables participation from our global community and aligns with our broader sustainability goals.
Your vote is very important. Whether you plan to participate in our annual meeting or not, please be sure to vote. Voting instructions can be found on page 4 of the proxy statement.
On behalf of our board of directors and the management team, thank you for your ongoing support of and continued interest in Braze.
Cheers,
Bill

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 30, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Braze, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast available at www.virtualshareholdermeeting.com/BRZE2022, originating from New York, New York, on Thursday, June 30, 2022, at 2:00 p.m., Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Further, we believe the virtual meeting format also enables participation from our global community and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. In order to attend, you must log in prior to the start of the meeting using the control number included in your Notice of Internet Availability, voting instruction form or in the instructions that you received via email. We recommend that you log in a few minutes before 2:00 p.m., Eastern Time, on June 30, 2022, to ensure you are logged in when the Annual Meeting starts.
The Annual Meeting will be held for the following purposes:
1.	To elect two Class I directors: Matthew Jacobson and Phillip M. Fernandez, each to hold office until our Annual Meeting of Stockholders in 2025.
2.	To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
3.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice of Internet Availability.
You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/BRZE2022 and logging in prior to start of the meeting using the control number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.
The record date for the Annual Meeting is May 2, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Susan Wiseman
General Counsel and Corporate Secretary
New York, New York
May 18, 2022

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

Braze, Inc.
330 West 34th Street, Floor 18
New York, New York 10001
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 30, 2022
Dear Stockholder:
Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Braze, Inc., a Delaware corporation, to be held virtually, via live webcast available at www.virtualshareholdermeeting.com/BRZE2022, originating from New York, New York, on Thursday, June 30, 2022 at 2:00 p.m., Eastern Time, and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Further, we believe also enables participation from our global community and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 18, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on May 2, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 47,080,157 shares of our Class A common stock and 46,728,599 shares of our Class B common stock outstanding and entitled to vote (together, the “common stock”). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at ir@braze.com. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions at www.virtualshareholdermeeting.com/BRZE2022 and on page 2 of this proxy statement.
In this proxy statement, we refer to Braze, Inc. as “Braze,” “the company,” “we” or “us” and the board of directors of Braze as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended January 31, 2022, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing ir@braze.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 18, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after ten calendar days have passed since our first mailing of the Notice.
How do I attend, participate in, and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/BRZE2022. The Annual Meeting will start at 2:00 p.m., Eastern Time, on Thursday, June 30, 2022. Stockholders attending the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to attend, you must log-in at www.virtualshareholdermeeting.com/BRZE2022 prior to the start of the Annual Meeting using your control number. Your control number is included in the Notice, and, if you are a stockholder of record, on your proxy card, or, if you hold your common shares in “street name,” in your voting instruction card and voting instructions received from your broker, bank or other agent. Instructions on how to attend and participate online are available at www.proxyvote.com. We recommend that you log in a few minutes before 2:00 p.m., Eastern Time, on June 30, 2022 to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/BRZE2022 using your control number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please direct all questions to William Magnuson, our Chief Executive Officer.
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management.
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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that is available online at www.virtualshareholdermeeting.com/BRZE2022.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/BRZE2022. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by emailing us at ir@braze.com.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 47,080,157 shares of Class A common stock outstanding and entitled to vote (representing an aggregate of 47,080,157 votes) and 46,728,599 shares of Class B common stock outstanding and entitled to vote (representing an aggregate of 467,285,990 votes).
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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver separate from the Notice prior to the Annual Meeting to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have ten votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
What am I voting on?
There are two matters scheduled for a vote:
•	Proposal 1: Election of two Class I directors: Matthew Jacobson and Phillip M. Fernandez, each to hold office until our Annual Meeting of Stockholders in 2025; and
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Proposal 2: Ratification of selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.

What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver separate from the Notice prior to the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/BRZE2022, starting at 2:00 p.m., Eastern Time, on Thursday, June 30, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on June 29, 2022 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on June 29, 2022 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. You may also access and vote at the Annual Meeting by logging in with your control number on your voting instruction form at www.virtualshareholdermeeting.com/BRZE2022. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you as part of your registration process.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the two nominees for director; and “FOR” the ratification of the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
Can I change my vote after submitting my proxy?
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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.
•	Grant a subsequent proxy by telephone or through the internet.
•	Send a timely written notice that you are revoking your proxy via email at ir@braze.com.
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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to ratification of our independent registered public accounting firm, votes “FOR”, “AGAINST” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposal 2 will have no effect and will not be counted towards the vote total for this proposal.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	Election of Directors	The two nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect.	Not applicable	No effect

2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023
Must receive “FOR” votes from the holders of shares representing a majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes)
			No effect	Not applicable
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 47,080,157 shares of Class A common stock and 46,728,599 shares of Class B common stock outstanding and entitled to vote, representing, together, an aggregate of 514,366,147 votes.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 18, 2023, to our Corporate Secretary at 330 West 34th Street, Floor 18, New York, New York 10001, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on April 1, 2023, nor earlier than the close of business on March 2, 2023. However, if the date of our 2023 Annual Meeting of Stockholders is not held between May 31, 2023 and July 30, 2023, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and (B) not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS
Our board of directors currently consists of seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.
Our directors are divided into the three classes as follows:
•	Class I directors: Matthew Jacobson and Phillip M. Fernandez, whose terms will expire at the upcoming Annual Meeting;
•	Class II directors: Doug Pepper and Neeraj Agrawal, whose terms will expire at the Annual Meeting of Stockholders to be held in 2023; and
•	Class III directors: William Magnuson, David Obstler and Tara Levy, whose terms will expire at the Annual Meeting of Stockholders to be held in 2024.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Braze.
Each of Messrs. Jacobson and Fernandez is currently a member of our board of directors and has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2025 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who possess relevant expertise and experience upon which to be able to offer advice and guidance to management, have sufficient time to devote to the affairs of Braze, demonstrate excellence in his or her field, have the ability to exercise sound business judgment, have experience as a board member or executive officer of another publicly held company, and have the commitment to rigorously represent the long-term interests of our stockholders. To provide a mix of experience and perspective on the board, the committee also takes into account diversity (including diversity of gender, ethnic background and country of origin), skills and such other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the board. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.
Our Board of Directors Recommends a Vote FOR
Each Class I Director Nominee Named Above

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
Our board of directors currently consists of seven members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.
The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of April 30, 2022:
Name	Age	Position
Class I director nominees for election at the 2022 Annual Meeting of Stockholders
Phillip M. Fernandez	61	Director
Matthew Jacobson	38	Director
Class II directors continuing in office until the 2023 Annual Meeting of Stockholders
Neeraj Agrawal	49	Director
Doug Pepper	48	Director
Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
William Magnuson	34	Chief Executive Officer and Director
Tara Levy	48	Director
David Obstler	62	Director
Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees for Election at the 2022 Annual Meeting of Stockholders
Phillip M. Fernandez has served as a member of our board of directors since May 2019. In 2016, he retired from Marketo, Inc., a marketing software company, where he served as Chairman and Chief Executive Officer, since co-founding the company in 2006. Prior to founding Marketo, Mr. Fernandez was President and Chief Operating Officer of Epiphany, Inc., a marketing software company, and before that, was Chief Operating Officer of Red Brick Systems Inc., a relational database software company. Mr. Fernandez received his B.A. in History from Stanford University. We believe Mr. Fernandez is qualified to serve as a member of our board of directors because of his more than 40 years of experience in the technology field and his prior service as a public company director and executive.
Matthew Jacobson has served as a member of our board of directors since July 2017. He is a Partner at ICONIQ Capital, and a General Partner at ICONIQ Growth, an investment firm, where he has worked since September 2013 and sits on the firm’s investment and management committees. Mr. Jacobson has served as a director of Datadog, Inc. since July 2019, Sprinklr, Inc. since December 2014 and GitLab Inc. since August 2018, and serves as a director of a number of private technology companies. Mr. Jacobson received his B.S. in Economics from The Wharton School at the University of Pennsylvania. We believe that Mr. Jacobson is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital and technology industries and service as a director of various public and private companies.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Neeraj Agrawal has served as a member of our board of directors since April 2016. He is a General Partner of Battery Ventures, a venture capital firm, where he has worked since August 2000. Mr. Agrawal has served as a director of Sprinklr, Inc. since August 2011 and Amplitude, Inc. since 2016, and he was previously a member of the boards of directors of Bazaarvoice, Inc., Coupa Software Incorporated, Marketo, Inc. and Wayfair, Inc. Mr. Agrawal received his B.S. in Computer Science from Cornell University and his M.B.A. from the Harvard Business School. We believe Mr. Agrawal is qualified to serve as a member of our board of directors based on his extensive business experience in the software and web services industries, his experience in venture capital and his service as a director of various public and private companies.
Doug Pepper has served as a member of our board of directors since August 2014. He is a General Partner at ICONIQ Capital, an investment and venture capital firm, where he has worked since August 2019. Before that, Mr. Pepper served as Managing Director at Shasta Ventures from February 2016 to August 2019. He serves as a director of a number of private technology companies. Mr. Pepper received his M.B.A. from Stanford University and his B.A. from Dartmouth College. We believe that Mr. Pepper is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital and technology industries.
Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
William Magnuson has served as our Chief Executive Officer since January 2017 and as a member of our board of directors since August 2014. He previously served as our Chief Technology Officer from July 2011 to December 2016. Mr. Magnuson received his Masters of Engineering (MEng) and B.S. from the Massachusetts Institute of Technology. We believe that Mr. Magnuson is qualified to serve as a member of our board of directors based on his experience building and leading our business and his insight into corporate matters as our Chief Executive Officer.
Tara Levy has served as a member of our board of directors since January 2020. Ms. Levy is the Vice President, Americas for YouTube, an entertainment technology company, a position she has held since November 2021. Prior to joining YouTube, Ms. Levy served as the Vice President of Agency and Brand Solutions for Google, Inc., a commercial and consumer technologies company, a position she held from April 2017 to November 2021. Ms. Levy also served as Vice President of Agency Solutions for Google from October 2014 to March 2017. Ms. Levy has served as a director of Bloomin’ Brands, Inc. since July 2013. She is also the Chair of the Board of Directors of the American Advertising Federation and a member of the Executive Committee and Board of Directors of the Ad Council. Ms. Levy received her M.B.A. and B.A. from Harvard University. We believe that Ms. Levy is qualified to serve as a member of our board of directors because of her extensive experience in the technology industry and her experience as a public company director.
David Obstler has served as a member of our board of directors since May 2021. Mr. Obstler is the Chief Financial Officer of Datadog, Inc., a position he has held since November 2018. Prior to that, Mr. Obstler held Chief Financial Officer positions at a number of other companies, including TravelClick, Inc., a hospitality technology company, where he served from September 2014 to October 2018; OpenLink Financial LLC, a financial services software provider, where he served from November 2012 to July 2014; MSCI Inc., a financial index and investment management software company, where he served from June 2010 to September 2012; and Risk Metrics Group, Inc., a risk management and corporate governance service provider, where he served from January 2005 to June 2010. Earlier in his career, Mr. Obstler held various investment banking positions at J.P. Morgan, Lehman Brothers and Goldman Sachs. Mr. Obstler received his M.B.A. from Harvard Business School and his B.A. from Yale University. We believe that Mr. Obstler is qualified to serve as a member of our board of directors because of his financial expertise, management experience and extensive experience in the technology industry.
Board Diversity
Our board of directors believes that a diverse board is better able to effectively oversee our management and strategy, and position Braze to deliver long-term value for our stockholders. Our board of directors considers diversity (including diversity of gender, ethnic background and country of origin) an important factor to add to the overall mix of perspectives of our board as a whole and necessary to maintain a balance of knowledge, experience, and capability on our board of directors. With the assistance of the nominating and corporate governance committee, our board of directors regularly reviews trends in board composition, including on director diversity.

The table below provides additional diversity information regarding our board of directors as of April 30, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		5
Two or More Races or Ethnicities
LGBTQ+	1
Did Not Disclose Demographic Background	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of Our Board of Directors
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of the information provided by each director concerning his or her background, employment and other affiliations, relevant identified transactions and relationships between such director, and any of his or her family members, and Braze, our senior management and our independent auditors, if any, our board of directors has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Levy and Messrs. Agrawal, Fernandez, Jacobson, Obstler and Pepper. In making those independence determinations, our board of directors took into account certain relationships and transactions that occurred in the ordinary course of business between Braze and entities with which some of our directors are or have been affiliated. Mr. Magnuson is not independent due to his position as our Chief Executive Officer.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
Board Leadership Structure
Our board of directors is currently chaired by our Chief Executive Officer, Mr. Magnuson. Our board of directors has also appointed Mr. Fernandez as Lead Independent Director.
Our corporate governance guidelines specify that our board of directors will select our Chief Executive Officer and Chairperson of our board of directors in the manner that it determines to be in the best interests of our stockholders and in accordance with our amended and restated certificate of incorporation, our amended and restated bylaws, as each may be amended and restated from time to time, and any stockholder agreements, if any are then in effect. We do not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chairperson being held by different individuals, or whether the Chairperson should be an employee of the company or should be elected from among our non-employee directors. Our needs and the individuals available to assume these roles may require different outcomes at different times, and our board of directors believes that retaining flexibility in these decisions is in the best interests of our company. Our nominating and corporate governance committee periodically reviews this matter and has recommended, and our board of directors has determined, that the roles of Chief Executive Officer and Chairperson of our board of directors should be vested in the same person and that a Lead Independent Director shall be separately designated.
We believe that our current practice of combining the positions of Chief Executive Officer and Chairperson helps to ensure that the board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Chairperson at this time has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Chairperson provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Chairperson is better positioned to act as a bridge between management and the board, facilitating the regular flow of information. We also believe that it is advantageous to have a Chairperson with an extensive history with and knowledge of our company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Chairperson.
Our corporate governance guidelines provide that one of our independent directors may serve as the Lead Independent Director at any time that we do not have an independent chair of the board of directors. The Lead Independent Director’s duties include: (i) presiding at all meetings of our board of directors at which the Chairperson is not present, including executive sessions of the independent directors; (ii) acting as liaison between the independent directors and our Chief Executive Officer and Chairperson; (iii) presiding over meetings of the independent directors; (iv) consulting with the Chairperson in planning and setting schedules and agendas for our board of director meetings; and (v) performing such other functions as our board of directors may delegate.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. Our board of directors and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of each committee chair to report findings regarding material risk exposures to our board of directors as quickly as possible.
Our audit committee has the responsibility to consider and discuss with management and the auditors, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Areas of focus for the audit committee include our policies and other matters relating to our investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of our privacy and information security policies and practices and the internal controls regarding privacy and information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs are reasonably likely to have a material adverse effect on us, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our nominating and corporate governance committee monitors the adequacy of our corporate governance practices and reporting.
In connection with its reviews of the operations and corporate functions of our company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While our board of directors and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to our board of directors and its committees on such matters.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met eleven times during the fiscal year ended January 31, 2022. With respect to the committees of our board of directors, the audit committee met nine times during the fiscal year ended January 31, 2022 and the compensation committee met three times during the fiscal year ended January 31, 2022. The nominating and corporate governance committee did not meet during the fiscal year ended January 31, 2022, as this committee was first established in connection with our initial public offering in November 2021. During the fiscal year ended January 31, 2022, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting.
Information Regarding Committees of the Board of Directors
Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at investors.braze.com.

The following table provides membership and meeting information for the fiscal year ended January 31, 2022 for each of the standing committees of our board of directors:
Name	Audit	Compensation	Nominating and Corporate Governance
William Magnuson
Neeraj Agrawal	X
Phillip M. Fernandez		X*
Matthew Jacobson	X
Tara Levy		X	X*
David Obstler	X*
Doug Pepper		X	X
*	Committee Chairperson
Our board of directors has determined that each member of each standing committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each standing committee of our board of directors:
Audit Committee
Our audit committee consists of Mr. Agrawal, Mr. Jacobson and Mr. Obstler. Our board of directors has determined that each member of our audit committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chair of our audit committee is Mr. Obstler, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The principal duties and responsibilities of our audit committee include, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•	helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our policies on risk assessment and risk management;
•
reviewing with management and the independent registered public accounting firm the scope, design, adequacy and effectiveness of internal control over financial reporting, including our information and cyber security systems, and our disclosure controls and procedures;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

•	developing procedures for employees to submit concerns confidentially and anonymously about questionable accounting or audit matters;
•	reviewing related-party transactions; and
•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2022 with management of the company. The audit committee has also reviewed and discussed with Ernst & Young LLP, the company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and be filed with the SEC.
David Obstler, Chair
Neeraj Agrawal
Matthew Jacobson
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee consists of Mr. Fernandez, Ms. Levy and Mr. Pepper. The chair of our compensation committee is Mr. Fernandez. Our board of directors has determined that each member of our compensation committee is independent under the listing standards of the Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The principal duties and responsibilities of our compensation committee include, among other things:
•	approving the retention of compensation consultants and outside service providers and advisors;
•
reviewing and approving, or recommending that our board of directors approve, the employment agreements, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers and other senior management, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our directors;
•	administering our equity and non-equity incentive plans;
•	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
We believe that the composition and functioning of our compensation committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee Processes and Procedures
The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Braze. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee is also responsible for assessing the independence of any consultant in accordance with the requirements of the Nasdaq Stock Market.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:
•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•	assist in refining our compensation strategy and in developing and implementing an executive and director compensation program to execute that strategy.
As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.
Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial results and projections, reported achievement of company targets and goals, operational data, executive and director stock ownership information, company stock performance data, analyses of historical and current executive compensation levels, reports of industry compensation trends, current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Levy and Mr. Pepper. The chair of our nominating and corporate governance committee is Ms. Levy. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the listing standards of the Nasdaq.

Specific responsibilities of our nominating and corporate governance committee include:
•	identifying, evaluating, and selecting, or recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•	approving the retention of director search firms;
•	evaluating the performance of our board of directors, the committees thereof and of individual directors, including overseeing an annual evaluation of the board’s and each committee’s performance;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviewing possible conflicts of interest of our officers and directors; and
•	evaluating the adequacy of our corporate governance practices and reporting.
We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
In recommending candidates to the board of directors, the nominating and corporate governance committee considers such factors as: (i) possessing relevant expertise and experience upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) within our board of directors as a whole, whether there is a diversity of personal backgrounds, perspectives and experiences; and (vii) having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Braze and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability on the board.
In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee reviews such director’s overall service to Braze during his or her term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee(s) for recommendation to our board of directors.
From time to time, the nominating and corporate governance committee, in its discretion, may recommend to our board of directors changes to the criteria for membership on our board. If such changes are adopted by our board of directors, the nominating and corporate governance committee will evaluate, and make recommendations to the board of directors regarding, existing members according to the new criteria. Based on these recommendations, the board of directors may ask a director who no longer meets the complete criteria for board membership to adjust his or her committee assignments, not stand for re-election at Braze’s annual meeting of stockholders or resign from our board of directors.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 330 West 34th Street, Floor 18, New York, New York 10001, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders.
Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock and related investment intent for such capital stock, a description of the proposed candidate’s business experience for at least the last five years, a description of the proposed candidate’s qualifications as a director and all other information concerning such proposed candidate as would be required to be disclosed in a proxy statement soliciting proxies for the election of such proposed candidate as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected, and we may require any proposed nominee to furnish such other information as is reasonably required to determine the eligibility of such proposed nominee to serve as an independent director under applicable Nasdaq requirements or applicable law. Additionally, each potential candidate must provide a list of references and agree (i) to be interviewed by members of our nominating and corporate governance committee or other directors in the discretion of the nominating and corporate governance committee, and (ii) to a background check or other review of the qualifications of such proposed candidate by Braze. Prior to nomination of any potential candidate by our board of directors, each member of the board will have an opportunity to meet with the proposed candidate. Upon request, any candidate nominated will agree in writing to comply with our corporate governance guidelines, our code of business conduct and ethics and all other policies and procedures of Braze applicable to our board of directors.
If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Communications with Our Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.
Stockholders of Braze wishing to communicate with our board of directors or an individual director may do so by sending a written communication to the board of directors or such director c/o 330 West 34th Street, Floor 18, New York, New York 10001, Attn: Secretary. The Secretary will review each communication and will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at www.braze.com. We intend to disclose on our website any future amendments of our Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions or our directors from provisions in the Code of Conduct. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Notice and related proxy materials, and you should not consider information on our website to be part of this Notice and related proxy materials.
Hedging Policy
Our board of directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy generally prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options and engaging in short selling of our common stock. Furthermore, our insider trading policy prohibits purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan, except in limited circumstances pre-approved by our board of directors or our nominating and corporate governance committee.

PROPOSAL 2

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholders’ ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Braze and our stockholders.
The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.
	Fiscal Year Ended January 31,
	2022	2021
	(in thousands)
Audit Fees(1)	$1,100	$2,200
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	2	—
Total Fees	$1,102	$2,200
(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our initial public offering incurred during the fiscal years ended January 31, 2022 and 2021, including comfort letters, consents, and review of documents filed with the SEC and with our Registration Statements on Form S-8 filed during the fourth fiscal quarter of the fiscal year ended January 31, 2022.

All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and other non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, including the audit committee’s Chairperson. Any such delegation shall be effective until modified or rescinded by the audit committee, and any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
Our Board of Directors Recommends a Vote FOR
the Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting Firm.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of April 30, 2022:
Name	Age	Principal Position
William Magnuson	34	Chief Executive Officer and Chairman
Jonathan Hyman	36	Chief Technology Officer
Myles Kleeger	47	President and Chief Customer Officer
Isabelle Winkles	44	Chief Financial Officer
Susan Wiseman	63	General Counsel
Biographical information for William Magnuson is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Jonathan Hyman has served as our Chief Technology Officer since December 2016. He previously served as our Chief Information Officer from July 2011 to December 2016. Mr. Hyman received his A.B. in computer science from Harvard College.
Myles Kleeger has served as our President since December 2016 and our Chief Customer Officer since January 2018. He previously served as our Chief Revenue Officer from December 2014 to January 2018. Mr. Kleeger received his M.B.A. from New York University and his B.A. from Duke University.
Isabelle Winkles has served as our Chief Financial Officer since January 2020. Prior to joining us, Ms. Winkles served in various roles, including Vice President, Finance of Cognizant Technologies Solutions Corp., a professional services company, from April 2018 to January 2020 and Managing Director of Morgan Stanley & Co., an investment bank, from January 2016 to April 2018. Ms. Winkles received her M.B.A. from Harvard University and her B.S. from the Massachusetts Institute of Technology.
Susan Wiseman has served as our General Counsel since January 2016. She previously served as Managing Counsel, Commercial at Salesforce.com, Inc., a customer relationship management technology company, from August 2012 to December 2015. Ms. Wiseman received her J.D. from New York University School of Law and her B.S. from Northwestern University.

EXECUTIVE COMPENSATION
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended January 31, 2022 were:
•	William Magnuson, our Chief Executive Officer;
•	Jonathan Hyman, our Chief Technology Officer; and
•	Myles Kleeger, our President and Chief Customer Officer.
2022 Summary Compensation Table
The following table shows for the fiscal years ended January 31, 2022 and, if applicable, 2021, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Magnuson Chief Executive Officer	2022	350,000	461,000	28,528,500	3,048	29,342,548
	2021	315,000	307,400	—	3,048	625,448

Jonathan Hyman Chief Technology Officer	2022	307,500	257,095	7,843,500	3,048	8,411,143

Myles Kleeger President and Chief Customer Officer	2022	328,750	419,350	7,843,500	3,048	8,594,648

(1)	Salary amounts represent actual amounts paid during the periods reported. See “—Narrative Disclosure to Summary Compensation Table—Annual Base Salary” below.
(2)
Amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers during the periods reported under our Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) or under our 2021 Equity Incentive Plan (the “2021 Plan”), computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included elsewhere in the Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)	Amounts shown represent life insurance premiums paid by us on behalf of our named executive officers.
Narrative to the Summary Compensation Table
Annual Base Salary
Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. In February 2021, the base salaries for our named executive officers were adjusted for the fiscal year ended January 31, 2022 to: (a) $325,000 for Mr. Magnuson; (b) $300,000 for Mr. Hyman; and (c) $325,000 for Mr. Kleeger. In connection with the completion of our initial public offering, the base salaries for our named executive officers for the fiscal year ended January 31, 2022 were adjusted (retroactive to November 1, 2021) to: (a) $425,000 for Mr. Magnuson; (b) $330,000 for Mr. Hyman; and (c) $340,000 for Mr. Kleeger. In February 2022, the base salaries for our named executive officers were adjusted for the fiscal year ended January 31, 2023 to: (a) $450,000 for Mr. Magnuson; (b) $370,000 for Mr. Hyman; and (c) $360,000 for Mr. Kleeger.
Bonus
Our named executive officers are eligible to receive discretionary annual bonuses of up to a target amount, with the exact amount of bonus to be determined based on company performance and any other performance metrics or factors determined to be appropriate by our board of directors or the compensation committee.
Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.
We award stock options and restricted stock unit awards broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of our board of directors or compensation committee and are not made at any specific time period during a year.
On April 20, 2021:
•
We issued to Mr. Magnuson options to purchase 450,000 shares of our Class B common stock with an exercise price of $35.01 per share, 25% of which vest on February 1, 2022 and the remainder of which vest in equal monthly installments beginning on March 1, 2022 and ending on February 1, 2025, and options to purchase 750,000 shares of our Class B common stock with an exercise price of $35.01 per share, 25% of which vest on February 1, 2023 and the remainder of which vest in equal monthly installments beginning on March 1, 2023 and ending on February 1, 2026.

•
We issued to each of Messrs. Hyman and Kleeger options to purchase 150,000 shares of our Class B common stock with an exercise price of $35.01 per share, 25% of which vest on February 1, 2022 and the remainder of which vest in equal monthly installments beginning on March 1, 2022 and ending on February 1, 2025, and options to purchase 180,000 shares of our Class B common stock with an exercise price of $35.01 per share, 25% of which vest on February 1, 2023 and the remainder of which vest in equal monthly installments beginning on March 1, 2023 and ending on February 1, 2026.

Prior to our initial public offering in November 2021, all of the stock options we have granted were made pursuant to our 2011 Plan. Following the closing of our initial public offering, we grant any equity incentive awards under the terms of our 2021 Plan.
Outstanding Equity Awards as of January 31, 2022
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of January 31, 2022.
	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William Magnuson	3/12/2019	753,460(2)	—	3.46	3/11/2029
	4/20/2021	—	450,000(3)	35.01	4/19/2031
	4/20/2021	—	750,000(4)	35.01	4/19/2031

Jonathan Hyman	2/15/2018	88,449	—	1.6425	2/14/2028
	3/12/2019	166,813(2)	—	3.46	3/11/2029
	4/20/2021	—	150,000(3)	35.01	4/19/2031
	4/20/2021	—	180,000(4)	35.01	4/19/2031

Myles Kleeger	12/17/2014	257,448	—	0.26125	12/16/2024
	2/15/2018	231,449	—	1.6425	2/14/2028
	3/12/2019	220,615(2)	—	3.46	3/11/2029
	4/20/2021	—	150,000(3)	35.01	4/19/2031
	4/20/2021	—	180,000(4)	35.01	4/19/2031
(1)	All awards listed in this table were granted pursuant to the 2011 Plan.
(2)
Shares exercisable includes shares of Class B common stock which are not vested, but subject to an early exercise option for the benefit of the executive officer. The shares underlying these options vest in equal monthly installments until February 2023, subject to the executive officer’s continuous service through each such vesting date. In the event of a change of control, then the greater of (i) 50% of the number of unvested options and (ii) the number of options that would vest during the 12 months following the change of control will be immediately accelerated and become vested and exercisable.
(3)
25% of the shares underlying these options vest on February 1, 2022. Thereafter, the remaining shares vest in equal monthly installments until February 2025, subject to the executive officer’s continuous service through each such vesting date. If named executive officer’s employment is terminated in connection with or within 12 months following a change of control, then 100% of the unvested options will be immediately accelerated and become vested and exercisable.

(4)
25% of the shares underlying these options vest on February 1, 2023. Thereafter, the remaining shares vest in equal monthly installments until February 2026, subject to the executive officer’s continuous service through each such vesting date. If named executive officer’s employment is terminated in connection with or within 12 months following a change of control, then 100% of the unvested options will be immediately accelerated and become vested and exercisable.

Agreements with Our Named Executive Officers
We entered into confirmatory offer letters with Messrs. Magnuson, Hyman and Kleeger governing their positions as our Chief Executive Officer, Chief Technology Officer and President and Chief Customer Officer, respectively. Each letter has no specific term and provides for at-will employment. Pursuant to these confirmatory offer letters, each of Messrs. Magnuson, Hyman and Kleeger are eligible for discretionary performance-based compensation to be paid in conformity with our bonus practices in place from time to time, equal to $425,000, $198,000 and $340,000 annually, respectively, subject to corporate performance goals and any other performance metrics or factors otherwise determined to be appropriate by our board of directors or the compensation committee.
In addition, each of our named executive officers will be entitled to benefits in accordance with our executive severance plan described below, and has executed our standard employee covenants agreement governing the protection of confidential information, intellectual property and inventions.
Executive Severance Plan
Our board of directors has adopted an executive severance plan in which our named executive officers, and certain other executives and key employees, participate.
The executive severance plan provides that upon (a) a termination of an eligible participant’s employment with us that is effected by us without “cause,” as defined in the executive severance plan, or (b) a resignation by an eligible participant for “good reason,” as defined in the executive severance plan, in each case outside of the change in control period, as defined in the executive severance plan, an eligible participant will be entitled to receive, subject to, among other things, the execution, delivery and effectiveness of a customary release of claims in our favor, (1) a lump sum cash payment equal to such eligible participant’s annual base salary then in effect (or a portion thereof depending on the employee designation of such eligible participant), (2) an additional lump sum cash payment equal to any earned but unpaid annual bonus for any performance years completed as of the date of termination and (3) continued payment of premiums for the eligible participant’s continued coverage under our health insurance plans for a period of time depending on the employee designation of such eligible participant.
The executive severance plan also provides that upon (a) a termination of an eligible participant’s employment with us that is effected by us without “cause” or (b) a resignation by an eligible participant for “good reason,” in each case within the change in control period, the eligible participant will be entitled to receive, subject to, among other things, the execution, delivery and effectiveness of a customary release of claims in our favor, (1) a lump sum cash payment equal to such eligible participant’s annual base salary then in effect (or a portion thereof depending on the employee designation of such eligible participant), (2) an additional lump sum cash payment equal to the sum of (i) any earned but unpaid annual bonus for any performance years completed as of the date of termination and (ii) a lump sum cash payment equal to the eligible participant’s target bonus (or a prorated amount thereof, depending on the employee designation of such eligible participant) for the year of termination, (3) continued payment of premiums for the eligible participant’s continued coverage under our health insurance plans for a period of time depending on the employee designation of such eligible participant and (4) accelerated vesting of certain outstanding and unvested equity awards held by such participant.
The payments and benefits provided under the executive severance plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.

Employee Benefit Plans and Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. Other than as described herein, we generally do not provide perquisites or personal benefits to our named executive officers.
Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for: (1) any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (4) any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2022. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	12,390,769	$12.56	14,065,271
Equity plans not approved by stockholders	—	—	—
(1)
Includes the 2011 Plan and the 2021 Plan, but does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding restricted stock unit awards, which have no exercise price.
(3)
Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2011 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1st of each year for a period of ten years commencing on February 1, 2022 and ending on (and including) February 1, 2031, in an amount equal to 5.0% of the total number of shares of Class A common stock outstanding on January 31st before the date of the automatic increase; or such lesser number of shares of Class A common stock as determined by our board of directors prior to February 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on February 1st of each year for a period of up to ten years commencing on February 1, 2022 and ending on (and including) February 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of common stock outstanding on January 31st before the date of the automatic increase, and (ii) 2,737,000 shares; or such lesser number of shares of common stock as determined by our board of directors prior to February 1st of a given year.
Accordingly, on February 1, 2022, the number of shares of Class A common stock available for issuance under the 2021 Plan and the ESPP increased by 4,648,401 shares and 929,680 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended January 31, 2022:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Total ($)
Neeraj Agrawal	10,000	—	10,000
Phillip M. Fernandez	14,750	—	14,750
Matthew Jacobson	—	—	—
Tara Levy	11,250	—	11,250
David Obstler(3)	12,500	1,884,693	1,897,193
Doug Pepper	—	—	—
(1)
Amounts reported represent the aggregate grant date fair value of the stock options or RSUs granted to our non-employee directors during 2021 under the 2011 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options and RSUs reported in this column are set forth in the notes to our audited consolidated financial statements included elsewhere in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee directors.

(2)	As of January 31, 2022, the aggregate number of shares underlying outstanding stock options and RSUs held by each of our non-employee directors was as follows:
Name	Number of Shares Underlying Options	Number of Restricted Stock Units
Neeraj Agrawal	—	—
Phillip M. Fernandez	179,692	—
Matthew Jacobson	—	—
Tara Levy	73,938	—
David Obstler	—	39,400
Doug Pepper	—	—
(3)	Mr. Obstler joined our board of directors in May 2021.
Mr. Magnuson, our Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Magnuson.
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy that is applicable to all of our non-employee directors and provides that each such non-employee director will receive the following compensation for service on our board of directors:
•	an annual cash retainer of $30,000;
•	an additional annual cash retainer of $30,000 for service as non-executive Chairperson;
•	an additional annual cash retainer of $15,000 for service as Lead Independent Director;
•
an additional annual cash retainer of $10,000 for service as a member of the audit committee, $7,000 for service as a member of the compensation committee and $4,000 for service as a member of the nominating and corporate governance committee;

•
an additional annual cash retainer of $20,000 for service as Chairperson of the audit committee, $14,000 for service as Chairperson of the compensation committee and $8,000 for service as Chairperson of the nominating and corporate governance committee, each in lieu of the annual cash retainer for service as a member of such committee as described above;

•
an initial RSU award granted upon a non-employee director’s initial election or appointment to the board of directors, with a value equal to $225,000 as of the date of grant and vesting in three equal annual installments on the first three anniversaries of the date of grant; and

•
an additional RSU award, granted at each annual meeting of our stockholders, to each non-employee director serving on such date, with a value equal to $175,000 (subject to adjustment as set forth in the compensation policy) as of the date of grant and vesting on the earlier of the first anniversary of the date of grant or the date immediately preceding the date of the following annual meeting of our stockholders.

The vesting of each non-employee director’s RSU award is subject to such director’s continuous service with us as of the applicable vesting date. Any awards granted under the policy that are unvested as of the occurrence of a change in control (as defined in the 2021 Plan) will automatically vest immediately prior to such change in control. Pursuant to the policy, the compensation described above, with respect to any fiscal year beginning in fiscal year 2023, shall be subject to the limits on non-employee director compensation set forth in the 2021 Plan. Each of the RSU awards described above will be granted under our 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 30, 2022 by:
•	each of our named executive officers;
•	each of our directors and director nominees;
•	all of our executive officers, directors and director nominees as a group; and
•	each person or entity known by us to be beneficial owners of more than five percent of our outstanding common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 47,075,698 shares of Class A common stock and 46,728,599 shares of Class B common stock outstanding as of April 30, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options or RSUs held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions, as applicable, within 60 days of April 30, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Braze, Inc., 330 West 34th Street, Floor 18, New York, New York 10001.
	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
Entities affiliated with Battery Ventures(1)	5,279,275	11.2	12,926,246	27.7	26.2
Entities affiliated with ICONIQ Capital(2)	7,605,851	16.2	6,881,134	14.7	14.9
Entities affiliated with MCG7 Capital Inc.(3)	2,000,000	4.3	6,634,408	14.2	13.3
Directors and Named Executive Officers:
William Magnuson(4)	—	—	4,197,704	8.8	8.0
Jonathan Hyman(5)	—	—	2,109,720	4.5	4.1
Myles Kleeger(6)	—	—	2,006,734	4.2	3.8
Neeraj Agrawal(12)	5,279,275	11.2	12,926,246	27.7	26.2
Phillip M. Fernandez(7)	—	—	138,512	*	*
Matthew Jacobson(8)	724,718	1.5	2,349,685	5.0	4.7
Tara Levy(9)	—	—	82,468	*	*
David Obstler(10)	16,308	*	—	—	*
Doug Pepper	—	—	—	—	—
All executive officers and directors as a group (11 persons)(11)	6,056,007	12.9	24,089,600	49.2	46.0
*	Less than one percent.
†
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)
Based on Schedule 13G filed on February 14, 2022 and Form 4s filed subsequent to that date, in each case, by entities associated with Battery Ventures. Consists of (a) 1,496,927 shares of Class A common stock and 4,490,780 shares of Class B common stock held by Battery Ventures XI-A, L.P.(“BV XI-A”), (b) 395,521 shares of Class A common stock and 1,186,562 shares of Class B common stock held by Battery Ventures XI-B, L.P. (“BV XI-B”), (c) 1,555,216 shares of Class A common stock and 4,665,647 shares of Class B common stock held by Battery Ventures XI-A Side Fund, L.P. (“BV XI-A SF”), (d) 337,232 shares of Class A common stock and 1,011,695 shares of Class B common stock held by Battery Ventures XI-B Side Fund, L.P. (“BV XI-B SF”) (e) 69,379 shares of Class A common stock and

208,137 shares of Class B common stock held by Battery Investment Partners XI, LLC (“BIP XI”), (f) 1,395,750 shares of Class A common stock and 1,141,717 shares of Class B common stock held by Battery Ventures Select Fund I, L.P. (“BV Select I”) and (g) 29,250 shares of Class A common stock and 221,708 shares of Class B common stock held by Battery Investment Partners Select Fund I, L.P. (“BIP Select I”). The sole general partner of BV XI-A and BV XI-B is Battery Partners XI, LLC (“BP XI”). The sole general partner of BV XI-A SF and BV XI-B SF is Battery Partners XI Side Fund, LLC (“BP XI SF”). The sole managing member of BIP IX is BP IX. The sole general partner of BV Select I is Battery Partners Select Fund I, L.P. whose sole general partner is Battery Partners Select Fund I GP, LLC (“BP Select”). The general partner of BIP Select I is BP Select. The investment adviser of BP XI, BP XI SF, and BP Select I is Battery Management Corp. (together with BP XI, BP XI SF, and BP Select I, the “Battery Companies”). The managing members and officers of the Battery Companies who share voting and dispositive power with respect to such shares are Neeraj Agrawal, Michael Brown, Morad Elhafed, Jesse Feldman, Russell Fleischer, Roger Lee, Itzik Parnafes, Chelsea Stoner, Dharmesh Thakker, and Scott Tobin. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest therein. The address of each of these entities is One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.
(2)
Based on Schedule 13G filed on February 14, 2022 and Form 4s filed subsequent to that date, in each case, by entities associated with ICONIQ Strategic Partners. Consists of (a) 3,326,610 shares of Class A common stock and 2,190,680 shares of Class B common stock held by ICONIQ Strategic Partners III, LP (“ICONIQ III”), (b) 3,554,523 shares of Class A common stock and 2,340,769 shares of Class B common stock held by ICONIQ Strategic Partners III-B, LP (“ICONIQ III-B”), (c) 924,889 shares of Class B common stock held by ICONIQ Strategic Partners V, L.P. (“ICONIQ V”), (d) 1,424,796 shares of Class B common stock held by ICONIQ Strategic Partners V-B, L.P., (“ICONIQ V-B”), (e) 322,390 shares of Class A common stock held by ICONIQ Strategic Partners VI, L.P. (“ICONIQ VI”), and (f) 402,328 shares of Class A common stock held by ICONIQ Strategic Partners VI-B, L.P. (“ICONIQ VI-B”). ICONIQ III and ICONIQ III-B are the “ICONIQ III Entities”. ICONIQ V and ICONIQ V-B are the “ICONIQ V Entities”. ICONIQ VI and ICONIQ VI-B are the "ICONIQ VI Entities". ICONIQ Strategic Partners GP III, L.P. (“ICONIQ III GP”) is the sole general partner of each of ICONIQ III and ICONIQ III-B. ICONIQ Strategic Partners III TT GP, Ltd. (“ICONIQ Parent GP III”) is the sole general partner of ICONIQ III GP. Divesh Makan and William J.G. Griffith are the sole equity holders and directors of ICONIQ Parent GP III, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by the ICONIQ III Entities. ICONIQ Strategic Partners GP V, L.P. (“ICONIQ GP V”) is the sole general partner of each of ICONIQ V and ICONIQ V-B. ICONIQ Strategic Partners V TT GP, Ltd. (“ICONIQ Parent GP V”) is the sole general partner of ICONIQ GP V. Divesh Makan, William J.G. Griffith and Matthew Jacobson are the sole equity holders and directors of ICONIQ Parent GP V, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by the ICONIQ V Entities. ICONIQ Strategic Partners VI GP, L.P. (“ICONIQ VI GP”) is the sole general partner of each of the ICONIQ VI Entities. ICONIQ Strategic Partners VI TT GP, Ltd. (“ICONIQ VI Parent GP VI”) is the sole general partner of ICONIQ VI GP. Divesh Makan, William J.G.Griffith and Matthew Jacobson are the sole equity holders and directors of ICONIQ Parent GP VI, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by the ICONIQ VI Entities. The address of each of these entities and persons is ICONIQ Strategic Partners, 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111.

(3)
Based on Schedule 13G filed on February 14, 2022 and Form 4s filed subsequent to that date, in each case, by entities associated with MCG7 Capital Inc. Consists of 2,000,000 shares of Class A common stock and 6,634,408 shares of Class B common stock held by Binder Clip Holdings LLC (“Binder”). Binder is the indirect wholly-owned subsidiary of MCG7 Capital Inc. (“MCG7”), which may be deemed to beneficially own the shares held by Binder. Voting and dispositive power with respect to the shares held by Binder is exercised by the board of managers of Binder. The board of directors of MCG7 and the board of managers of Binder are composed of the same three individuals, Laurent Attar, Zev Zlotnick and Jacob Horowitz. Decisions of MCG7 are made by a vote of a majority of directors, and as a result, no single person has voting or dispositive authority over such securities. Decisions of Binder are made by a vote of a majority of managers, and as a result, no single person has voting or dispositive authority over such securities. Each director of MCG7 and each manager of Binder disclaims beneficial ownership of such securities. The address of each of MCG7 and Binder is c/o Paul Hastings LLP, 200 Park Avenue, New York, NY 10166.

(4)	Consists of (a) 3,294,244 shares of Class B common stock and (b) 903,460 shares of Class B common stock issuable upon the exercise of options.
(5)
Consists of (a) 1,766,048 shares of Class B common stock, (ii) 28,564 shares of Class B common stock held by a family trust, (iii) 28,564 shares of Class B common stock held by a family trust, and (iv) 286,544 shares of Class B common stock issuable upon the exercise of options.

(6)
Consists of (a) 924,063 shares of Class B commons stock, (ii) 111,111 shares of Class B common stock held by a family trust, (iii) 111,111 shares of Class B common stock held by a family trust, (iv) 100,937 shares of Class B common stock held by a family GRAT and (v) 759,512 shares of Class B common stock issuable upon the exercise of options.

(7)	Consists of 138,512 shares of Class B common stock issuable upon the exercise of options.
(8)	Consists of the shares held by the ICONIQ V and ICONIQ VI entities referenced in footnote (2) above.
(9)	Consists of (a) 62,562 shares of Class B common stock held by a family trust and (b) 19,906 shares of Class B common stock issuable upon the exercise of options.
(10)	Consists of (a) 12,329 shares of Class A common stock, and (b) 3,979 shares of Class A common stock issuable upon vest and settlement of outstanding restricted stock units
(11)
Consists of (a) 6,052,028 shares of Class A common stock, (b) 3,979 shares of Class A common stock issuable upon vest and settlement of outstanding restricted stock units, (c) 21,872,368 shares of Class B common stock and (d) 2,217,232 shares of Class B common stock issuable upon the exercise of options.

(12)	Consists of the shares held by entities affiliated with Battery Ventures referenced in footnote (1) above.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Braze. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended January 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with; except that two reports, covering an aggregate of 27 transactions, were filed late by Meritech Capital Associates VI L.L.C., two reports, covering an aggregate of 27 transactions, were filed late by Meritech Capital Associates V L.L.C. and an initial report of ownership was filed late by each of Meritech Capital Associates VI L.L.C. and Meritech Capital Associates V L.L.C.
Stock Performance Graph
The graph below shows a comparison, from November 17, 2021 (the date our Class A common stock commenced trading on Nasdaq) through January 31, 2022, of the cumulative total return to stockholders of our Class A common stock relative to the Nasdaq Composite Index (the “Nasdaq Composite”) and the Nasdaq Computer Index (the “Nasdaq Computer”).
The graph assumes that $100.00 was invested in each of our Class A common stock, the Nasdaq Composite and the Nasdaq Computer at their respective opening prices on November 17, 2021 and assumes reinvestment of gross dividends. The stock price performance shown in the graph represents past performance and should not be considered an indication of future stock price performance.

110.00
100.00
90.00
80.00
70.00
60.00
Dollar
11/17/21
11/30/21
12/31/21
1/31/22
BRZE
Nasdaq Composite
Nasdaq Computer Index

This performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Braze, Inc. under the Securities Act or the Exchange Act.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since February 1, 2021, to which we have been a participant in which:
•	the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Director Affiliated Vendor
In May 2021, David Obstler joined our board of directors. Mr. Obstler also serves as the Chief Financial Officer of Datadog, Inc., one of our vendors. We have purchased services from Datadog, Inc. in the aggregate amount of approximately $1.2 million in the fiscal year ended January 31, 2022.
Equity Grants to Directors and Executive Officers
We have granted stock options and restricted stock awards to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Indemnification Matters.”
Policies and Procedures for Transactions with Related Persons
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or us. Direct your written request to us via email at ir@braze.com. Stockholders who currently receive multiple copies of the Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Susan Wiseman
General Counsel and Corporate Secretary
May 18, 2022
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.braze.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 is also available without charge upon written request to us via email at ir@braze.com.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 29, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRZE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 29, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86384-P74213 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRAZE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Two Class I Directors

Nominees:	**For**	**Withhold**
1a. Matthew Jacobson	☐	☐
1b. Phillip M. Fernandez	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxyholders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D86385-P74213

BRAZE, INC.
Annual Meeting of Stockholders
June 30, 2022 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) William Magnuson, Isabelle Winkles and Susan Wiseman, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Braze, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, via live webcast at www.virtualshareholdermeeting.com/BRZE2022, originating from New York, New York at 2:00 PM ET on June 30, 2022, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees and FOR Proposal 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

Continued and to be signed on reverse side